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                                                                    EXHIBIT 23.7




                    CONSENT OF HOEFER & ARNETT, INCORPORATED

January 26, 2000


We consent to the inclusion in the Registration Statement on Form S-4 of PremierWest Bancorp of our opinion set forth as Appendix B to the Prospectus/Joint Proxy Statement, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Prospectus/Joint Proxy Statement under the caption "Opinion of United Bancorp's Financial Advisor."

HOEFER & ARNETT, INCORPORATED
AUSTIN, TEXAS


By:      /s/ Thomas R. Mecredy
         ------------------------------
         Thomas R. Mecredy
         Managing Director